UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 1, 2013
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Avenue Sierra Blanca, Texas (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Registrant’s Form 8-K filed on October 3, 2012, Mr. Wm. Christopher Mathers has resigned as Chief Financial Officer of the Registrant effective January 1, 2013.  Mr. Wm. Christopher Mathers will continue to provide consulting services to the Registrant and to assist the Registrant in the preparation of its reports.

On January 1, 2013, the Registrant appointed G.W. “Mike” McDonald as its Chief Financial Officer.

Mr. McDonald, 78, received a BS in geology from Sul Ross State College in 1959. He has over 40 years of experience in all phases of oil and gas exploration, development, and production. Mr. McDonald worked for Shell Oil Company in their East Texas, Rocky Mountain and West Coast Divisions from 1960 until 1975. Mr. McDonald handled public relations and governmental affairs for Shell. He was also responsible for Shell’s field operations, including pipeline rights-of-way, well locations, Indian affairs, lease and production purchases. From 1975 until 1980, Mr. McDonald worked for Exxon Corporation in their East Texas Division where, among other duties, he negotiated lease and production purchases.  In 1980, Mr. McDonald founded Roseland Oil & Gas Inc., a publicly traded oil and gas exploration and production company, with operations in Texas, Wyoming, Utah and Washington. In 1987, Mr. McDonald sold his interest in Roseland and since has been engaged in exploration and production of oil and gas for his own account and through joint ventures. In addition to Mr. McDonald’s oil and gas business, in 1991, he was President of Ferex Corporation, a publicly traded company, engaged in the business of recycling scrap metals, both ferrous and non-ferrous.

Mr. McDonald previously served as the Chief Financial Officer and Vice President of the Registrant from January 2004 to December 1, 2010, and on the board of directors from January 2004 to March 2011.  Mr. McDonald also owns 5,066,750 shares of common stock of the Registrant, approximately 14% of the issued and outstanding shares of common stock.

There are no arrangements or understandings between Mr. McDonald and any other person pursuant to which he was selected as Chief Financial Officer. There have been no transactions since the beginning of the Registrant’s last fiscal year, nor are any currently proposed, regarding Mr. McDonald that are required to be disclosed by Item 404(a) of Regulation S-K.

The Registrant has not entered into any agreement with Mr. McDonald related to his compensation as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: January 7, 2013	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer